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                                                                    EXHIBIT 23.8

                                    CONSENT

We hereby consent to the mention of our name in the Registration Statement on Form S-4 of Metrocall, Inc. and the inclusion of our opinion in the Joint Proxy Statement/Prospectus of Page America Group, Inc. and Metrocall, Inc. constituting a part thereof.

April 28, 1997

/s/DANIELS & ASSOCIATES, L.P.
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DANIELS & ASSOCIATES, L.P.